Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S‑3 (Nos. 333-211371 and 333-206647) and Form S-8 (No. 333-210485) of Oaktree Capital Group, LLC of our report dated February 26, 2016 relating to the financial statements, which appears in this Form 10‑K.

/s/ PricewaterhouseCoopers LLP
Los Angeles, California
February 23, 2018